                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                               ALEXANDER'S, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------

                               ALEXANDER'S, INC.

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT
                          ----  [DIAMOND GRAPHIC]----
                                    2 0 0 3

                               ALEXANDER'S, INC.
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 2003
                            ------------------------

To our Stockholders:

    The Annual Meeting of Stockholders of Alexander's, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Wednesday, May 28, 2003 at 3:00 P.M., local time, for the following purposes:

    (1) The election of three persons to the Board of Directors of the Company, each for a term of three years and until their successors are duly elected and qualified; and

    (2) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Pursuant to the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on April 17, 2003, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

    Your attention is called to the attached Proxy Statement. Whether or not you plan to attend the meeting, your shares should be represented and voted. You are urged to complete and sign the enclosed proxy and return it in the accompanying envelope to which no postage need be affixed if mailed in the United States. If you attend the meeting in person, you may revoke your proxy at that time and vote your own shares.

                                           By Order of the Board of Directors,

                                           Paul F. Larner
                                           Corporate Secretary

April 30, 2003

                               ALEXANDER'S, INC.
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 2003

                            ------------------------

     The enclosed proxy is being solicited by the Board of Directors (the "Board") of Alexander's, Inc., a Delaware corporation, (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 28, 2003, beginning at 3:00 P.M., local time, at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 (the "Annual Meeting"). A stockholder may authorize their proxy by executing and returning the enclosed proxy card. The stockholder may revoke their proxy at any time prior to its exercise at the Annual Meeting by executing and delivering to the Company at its principal office a written revocation or later dated proxy or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your prior authorization of your proxy. Only the last vote of a stockholder will be counted. The cost of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at a fee not to exceed $5,000. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only stockholders of record at the close of business on April 17, 2003 are entitled to notice of and to vote at the Annual Meeting. There were on such date 5,000,850 shares of common stock, par value $1.00 per share, ("Common Stock"), of the Company outstanding, each entitled to one vote at the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock at the close of business on April 17, 2003, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

     The principal executive office of the Company is located at 888 Seventh Avenue, New York, New York 10019. The accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy will be mailed on or about April 30, 2003, to the Company's stockholders of record as of the close of business on April 17, 2003.

                             ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     The Company's Board has nine members. The Bylaws of the Company provide that the directors of the Company are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of directors is elected at each Annual Meeting of Stockholders to hold office for a term of three years and until their successors have been duly elected and qualified. Three nominees for Class III directors are to be elected at the Annual Meeting to serve on the Board until the Annual Meeting in 2006 and until their respective successors have been duly elected and qualified. Present Class I and II directors serve until the Annual Meetings in 2004 and 2005, respectively and until their successors have been duly elected and qualified.

     Unless otherwise directed in the proxy, each of the persons named in the enclosed proxy, or his substitute, will vote such proxy for the election of the three nominees listed below as Class III directors for a three-year term and until their respective successors are duly elected and qualified. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that each of the persons named in the proxy, or his substitute, will vote for an alternative nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates.

     Under the Bylaws, the affirmative vote of a plurality of all votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect a director. Under Delaware law, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies will not be counted as votes cast in the election of directors and thus will have no effect on the result of the vote.

     If you would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of your shares as of the close of business on April 17, 2003, the record date for voting. If you hold shares in "street name" (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee which you must follow in order to have your proxy authorized. If you hold shares in "street name" and wish to vote at the Annual Meeting, you will need to contact your nominee and obtain a proxy from that person and bring it to the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ELECTION OF THE NOMINEES LISTED BELOW AS CLASS III DIRECTORS. It is the Company's understanding that Interstate Properties ("Interstate"), a New Jersey general partnership (an owner of shopping centers and an investor in securities and partnerships), Vornado Realty Trust ("Vornado") and Steven Roth, Chief Executive Officer and a director of the Company, the Managing General Partner of Interstate, and Chairman of the Board of Trustees and Chief Executive Officer of Vornado, who, as of April 17, 2003, own in the aggregate 60.4% of the Common Stock, will vote for this proposal.

     The following table sets forth the nominees (all of whom are presently members of the Board) and other present members of the Board, together with a brief biography for each such person and the year in which the person became a director of the Company.

                                                                                        YEAR    YEAR FIRST
                                                PRINCIPAL OCCUPATION                    TERM    APPOINTED
                                                AND PRESENT POSITION                    WILL        AS
          NAME            AGE                     WITH THE COMPANY                     EXPIRE    DIRECTOR
          ----            ---                   --------------------                   ------   ----------
NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL THE ANNUAL MEETING IN 2006 (CLASS III)
----------------------------------------------------------------------------------------------------------
Steven Roth               61    Chief Executive Officer of the Company since March      2003       1989
                                1995; Chairman of the Board and Chief Executive
                                Officer of Vornado since 1989 and a trustee of
                                Vornado since 1979; Chairman of the Board and Chief
                                Executive Officer of Vornado Operating Company
                                ("Vornado Operating") (an investor in operating
                                businesses) since 1998; Managing General Partner of
                                Interstate; and a director of Capital Trust, Inc. (a
                                real estate lender)
Arthur Sonnenblick(1)     71    Managing Director of Sonnenblick-Goldman Company,       2003       1984
                                real estate investment bankers, since January 1996
                                and Vice Chairman and Chief Executive Officer prior
                                thereto.
Russell B. Wight, Jr.(1)  63    A general partner of Interstate since 1968; a trustee   2003       1995
                                of Vornado; and a director of Vornado Operating.

PRESENT DIRECTORS ELECTED TO SERVE AS DIRECTORS UNTIL THE ANNUAL MEETING IN 2004 (CLASS I)
----------------------------------------------------------------------------------------------------------
Michael D. Fascitelli     46    President of the Company since August 2000; President   2004       1996
                                and a trustee of Vornado since December 1996;
                                President and a director of Vornado Operating since
                                1998; Partner at Goldman Sachs & Co., (an investment
                                banking firm), in charge of its real estate practice
                                from December 1992 to December 1996 and a vice
                                president prior thereto.
Stephen Mann(2)           65    Chairman of the Board of Directors of the Company       2004       1980
                                since March 1995; Interim Chairman of the Board of
                                Directors of the Company from August 1994 to March
                                1995; Chairman of the Clifford Companies (a real
                                estate investment firm) since 1990; prior thereto,
                                counsel to the law firm of Mudge, Rose, Guthrie,
                                Alexander & Ferdon.
Thomas R. DiBenedetto(2)  52    President of Boston International Group, Inc. (an       2004       1984
                                investment management firm) since 1983; President of
                                Junction Investors Ltd. (an investment management
                                firm) since 1992; Director of NWH, Inc. (a software
                                company); Managing Director of Olympic Partners (a
                                real estate investment firm).

                                                                                        YEAR    YEAR FIRST
                                                PRINCIPAL OCCUPATION                    TERM    APPOINTED
                                                AND PRESENT POSITION                    WILL        AS
          NAME            AGE                     WITH THE COMPANY                     EXPIRE    DIRECTOR
          ----            ---                   --------------------                   ------   ----------
PRESENT DIRECTORS ELECTED TO SERVE AS DIRECTORS UNTIL THE ANNUAL MEETING IN 2005 (CLASS II)
----------------------------------------------------------------------------------------------------------
David Mandelbaum          67    A member of the law firm of Mandelbaum & Mandelbaum,    2005       1995
                                P.C.; a general partner of Interstate since 1968; a
                                trustee of Vornado since 1979.
Richard West              65    Dean Emeritus, Leonard N. Stern School of Business,     2005       1984
                                New York University; Professor from September 1984
                                through September 1995, and Dean from September 1984
                                until August 1993; prior thereto, Dean of the Amos
                                Tuck School of Business Administration at Dartmouth
                                College; a trustee of Vornado; a director of Vornado
                                Operating, Bowne & Co., Inc. (a commercial printing
                                company) and 23 investment companies managed by
                                Merrill Lynch Investment Managers.
Neil Underberg            74    A member of the law firm of Winston & Strawn since      2005       1980
                                September 2000; a member of the law firm of Whitman
                                Breed Abbott & Morgan from December 1987 to September
                                2000.

---------------
(1) Messrs. Sonnenblick and Wight, formerly Class I directors of the Company, were elected as Class III directors of the Company by the Board on March 5, 2003.

(2) Messrs. Mann and DiBenedetto, formerly Class III directors of the Company, were elected as Class I directors of the Company by the Board on March 5, 2003.

     The Company is not aware of any family relationships among any directors or executive officers of the Company or persons nominated or chosen by the Company to become directors or executive officers. Messrs. Roth, Wight and Mandelbaum are affiliated with each other as general partners of Interstate and through other businesses.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has an Executive Committee, an Audit Committee, a Compensation Committee and an Omnibus Stock Plan Committee. The Board does not have a Nominating Committee.

     The Board held four meetings during 2002. Each director attended at least 75% of the combined total of the meetings of the Board and all committees on which he served during 2002.

  Executive Committee

     The Executive Committee possesses and may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Delaware General Corporation Law. The Executive Committee consists of four members, Messrs. Roth, Fascitelli, Wight and West. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2002.

  Audit Committee

     The purposes of the Audit Committee are to assist the Board: (i) in its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures; (ii) in its oversight of the Company's financial statements and the independent audit thereof; (iii) in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and (iv) in evaluating the independence of the outside auditors. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out independent annual audits and reviews, including reviews of the Company's quarterly consolidated financial statements prior to the filing of each Quarterly Report on Form 10-Q, and other procedures. The Board has adopted a written Audit Committee Charter which was attached as Annex A to the Company's Proxy Statement for its 2001 Annual Meeting. The Audit Committee, which held five meetings during 2002, consists of three members, Messrs. West, Underberg and DiBenedetto. Mr. West is the Chairman of the Audit Committee. Mr. Underberg is a partner with Winston & Strawn, a law firm which performed legal services for the Company during the year ended December 31, 2002, for which it was paid $480,000. The Board has determined in its business judgment that this relationship does not interfere with Mr. Underberg's exercise of independent judgment.

  Compensation Committee

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers. The Committee consists of two members, Mr. Mann and Mr. DiBenedetto. Mr. Mann is the Chairman of the Compensation Committee. The Compensation Committee did not meet during 2002.

  Omnibus Stock Plan Committee

     The Omnibus Stock Plan Committee is responsible for administering the Company's Omnibus Stock Plan. The Committee consists of two members, Mr. West and Mr. DiBenedetto. Mr. West is the Chairman of the Omnibus Stock Plan Committee. The Omnibus Stock Plan Committee did not meet during 2002.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for establishing the terms of the compensation of the executive officers. The Omnibus Stock Plan Committee is responsible for the granting of awards under the Company's Omnibus Stock Plan.

     The only executive officer of the Company that received cash compensation from the Company in 2002 is Stephen Mann, the Company's Chairman of the Board of Directors. Mr. Mann's base salary is $250,000 in accordance with his employment agreement. None of the Company's other executive officers received compensation from or on behalf of the Company in 2002.

     The factors and criteria which the Compensation Committee utilizes in establishing the compensation of the Company's executive officers include an evaluation of the Company's overall financial and business performance, the officer's overall leadership and management and contributions by the officer to the Company's acquisitions or investments. The Compensation Committee also considers the compensation provided in the prior year and estimates of compensation to be provided by similar companies in the current year. The primary objective of the Compensation Committee in establishing the terms of the executive officers' compensation is to provide strong financial incentives for the executive officers to maximize stockholder value. The Compensation Committee believes that the best way to accomplish this objective is to grant substantial awards on a fixed share basis without adjusting the number of shares granted to offset changes in the Company's stock price.

     Section 162(m) of the Internal Revenue Code, which was adopted in 1993, provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year which is not "performance based", as defined in
Section 162(m). Options granted under the Omnibus Stock Plan to date satisfy the performance-based requirements under the final regulations issued with respect to Section 162(m).

                                          STEPHEN MANN
                                          THOMAS R. DIBENEDETTO

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts ("NAREIT") All Equity Index (excluding health care real estate investment trusts ("REITs")), a peer group index. The graph assumes that $100 was invested on December 31, 1997 in each of the Company's Common Stock, the S&P 500 Index and the NAREIT All Equity Index and that all dividends were reinvested without the payment of any commission. THERE CAN BE NO ASSURANCE THAT THE PERFORMANCE OF THE COMPANY'S SHARES WILL CONTINUE IN LINE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.

                              (PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------------------------------
                                                               1997      1998      1999      2000      2001      2002
------------------------------------------------------------------------------------------------------------------------
 Alexander's, Inc.                                              100        86        87        75        63        71
 S&P 500 Index                                                  100       129       156       141       125        97
 NAREIT All Equity Index(1)                                     100        83        79        99       113       118

---------------
(1) Excluding health care REITs.

                           PRINCIPAL SECURITY HOLDERS

     The following table sets forth the number of shares of Common Stock as of April 17, 2003, beneficially owned by (i) each person who holds more than a 5% interest in the Company, (ii) directors of the Company, (iii) executive officers of the Company and (iv) the directors and executive officers of the Company as a group.

                                                                      NUMBER OF SHARES    PERCENT OF
                                                                      OF COMMON STOCK     ALL SHARES
NAME OF BENEFICIAL OWNER               ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED     (1)(2)
------------------------               ---------------------------   ------------------   ----------
NAMED EXECUTIVE OFFICERS AND
  DIRECTORS
Steven Roth(3).......................              (4)                   1,364,268           27.3%
Russell B. Wight, Jr.(3)(5)(6).......              (4)                   1,375,568           27.5%
David Mandelbaum(3)(6)...............              (4)                   1,364,568           27.2%
Michael D. Fascitelli................              (4)                          --              *
Neil Underberg(6)....................              (4)                      10,500              *
Richard West(6)......................              (4)                      10,200              *
Stephen Mann(6)(7)...................              (4)                      10,100              *
Thomas R. DiBenedetto(6).............              (4)                      10,000              *
Arthur Sonnenblick(6)................              (4)                      10,000              *
Joseph Macnow(6).....................              (4)                      35,000              *
All executive officers and directors
  as a group (ten persons)(6)........              (4)                   1,481,068           29.6%
OTHER BENEFICIAL OWNERS
Vornado Realty Trust(8)..............              (4)                   1,654,068           33.1%
Interstate Properties(3)(8)..........              (4)                   1,354,568           27.1%
Franklin Mutual Advisers, LLC(9).....  51 John F. Kennedy Parkway,         570,390           11.4%
                                          Short Hills, NJ 07078
Ronald Baron, Baron Capital Group,          767 Fifth Avenue,
     Inc., BAMCO, Inc., Baron Capital      New York, NY 10153
     Management, Inc.(10)............                                      464,940            9.3%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Common Stock. Numbers and percentages in the table are based on 5,000,850 shares of Common Stock outstanding as of April 17, 2003.

 (2) The total number of shares outstanding used in calculating this percentage assumes that all shares that each person has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

 (3) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 1,354,568 shares of Common Stock. These shares are included in the number of shares and the percentage of all shares of Interstate, Mr. Roth, Mr. Wight and Mr. Mandelbaum. Messrs. Roth, Wight and Mandelbaum share investment power and voting power with respect to these shares.

 (4) The address of such person(s) is c/o Alexander's, Inc., 888 Seventh Avenue, New York, New York 10019.

 (5) Includes 11,000 shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 1,000 shares owned by Mr. Wight's children. Mr. Wight disclaims any beneficial interest in these shares.

 (6) The number of shares beneficially owned by the following persons includes the number of shares indicated due to vesting of options: Russell B. Wight, Jr., David Mandelbaum, Neil Underberg, Richard West, Stephen Mann, Thomas
     R. DiBenedetto and Arthur Sonnenblick -- 10,000 each; Joseph
     Macnow -- 35,000; and all directors and executive officers as a group -- 105,000.

 (7) Does not include ten shares owned by Mr. Mann's son. Mr. Mann disclaims any beneficial interest in these shares.

 (8) Interstate owns 8.0% of the common shares of beneficial interest of Vornado. Interstate and its three general partners (Messrs. Roth, Mandelbaum and Wight, who are all directors of the Company) own, in the aggregate, 12.6% of the common shares of beneficial interest of Vornado. Interstate, its three general partners and Vornado own in the aggregate 60.4% of the outstanding shares of the Common Stock of the Company. See "Certain Relationships and Related Transactions".

 (9) Based on a Schedule 13G filed on January 23, 2001, Franklin Mutual Advisers, LLC has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 570,390 shares.

(10) Based on Amendment No. 1 to a Schedule 13G filed on May 9, 2002, Ronald Baron owns 456,320 shares in his capacity as a controlling person of Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc. Mr. Baron disclaims beneficial ownership of these shares to the extent such shares are held by persons other than Baron Capital Group, Inc. (451,320 shares). He also owns 8,620 shares personally. Mr. Baron has the sole power to vote or direct the vote of, and to dispose or direct the disposition of, 13,620 shares and shared power to vote or direct the vote of, and to dispose or direct the disposition of, 451,320 shares, including 377,000 shares purchased by BAMCO, Inc. for its investment advisory clients and 74,320 shares purchased by Baron Capital Management, Inc. for its investment advisory clients. Mr. Baron is the Chairman and Chief Executive Officer of Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the Securities and Exchange Commission ("SEC"). Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

     Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that there are no filing deficiencies under Section 16(a) by our directors, executive officers and 10% stockholders.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the Company's Chief Executive Officer and each of its three other executive officers who were executive officers in 2002, and to Stephen Mann, the Company's Chairman of the Board of Directors, for services rendered in all capacities to the Company ("Covered Executives") for each of the past three fiscal years. Only Mr. Mann received cash compensation from the Company during such period. None of the Company's other executive officers has received cash compensation from or on behalf of the Company during such period.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL
                                    COMPENSATION
                                    ------------
NAME AND PRINCIPAL POSITION  YEAR    SALARY($)
---------------------------  ----   ------------
Stephen Mann                 2002     250,000
  Chairman of the Board of   2001     250,000
      Directors(1)           2000     250,000
Steven Roth                  2002          --
  Chief Executive            2001          --
     Officer(1)              2000          --

Michael D. Fascitelli        2002          --
  President(2)               2001          --
                             2000          --
Joseph Macnow                2002          --
  Executive Vice             2001          --
     President -- Finance    2000          --
     and  Administration
     and Chief
     Financial Officer(3)
Patrick Hogan                2002          --
  Vice President -- Chief    2001          --
     Financial Officer(4)

------------

(1) Mr. Mann was appointed Chairman of the Board of Directors in March 1995 when Mr. Roth was appointed Chief Executive Officer of the Company.

(2) Mr. Fascitelli was appointed President of the Company in August 2000.

(3) Mr. Macnow was appointed Executive Vice President -- Finance and Administration of the Company in March 2001. Prior thereto, Mr. Macnow served as Vice President -- Chief Financial Officer. Mr. Macnow reassumed the position of Chief Financial Officer in June 2002.

(4) Mr. Hogan joined the Company in March 2001. Mr. Hogan resigned from his position in June 2002 and assumed other responsibilities at Vornado.

     The following table summarizes all exercises of options during 2002, and the number and value of options and stock appreciation rights ("SARs") held at December 31, 2002 by the Covered Executives.

 AGGREGATED OPTION/SAR EXERCISES IN 2002 AND FISCAL YEAR END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY
                               SHARES                         OPTIONS/SARS AT             OPTIONS/SARS AT
                             ACQUIRED ON      VALUE              12/31/02                    12/31/02
                              EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
NAME                             (#)           ($)                  (#)                         ($)
----                         -----------   -----------   -------------------------   -------------------------
Stephen Mann                      --            --                10,000/0                      0/0
Steven Roth                       --            --               350,000/0                      0/0
Michael D. Fascitelli             --            --               500,000/0                      0/0
Joseph Macnow                     --            --                35,000/0                      0/0

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                        NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES                                REMAINING AVAILABLE FOR
                                      TO BE ISSUED            WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                      UPON EXERCISE            EXERCISE PRICE        EQUITY COMPENSATION PLANS
                                 OF OUTSTANDING OPTIONS,   OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS(A)    WARRANTS AND RIGHTS(B)    REFLECTED IN COLUMN(A))(C)
-------------                    -----------------------   -----------------------   --------------------------
Equity compensation plans
  approved by security
  holders(1)                             105,000                   $70.38                    1,745,000
                                         -------                   ------                    ---------
Equity compensation plans not
  approved by security holders               N/A                     N/A                           N/A
Total                                    105,000                   $70.38                    1,745,000
                                         =======                   ======                    =========

---------------

(1) Under the Omnibus Stock Plan, the Company may grant stock options (either incentive stock options or non-qualified stock options), SARs, performance stock and restricted stock to employees and officers of the Company and employees and officers of Vornado (collectively the "Participants"). The Omnibus Stock Plan is administered by the Omnibus Stock Plan Committee of the Board of Directors of the Company. Under the Omnibus Stock Plan, the grant price of stock options shall not be less than 100% of the fair market value of the Common Stock on the date of grant and, in no event, may the options be exercisable more than ten years after the date of grant (five years in the case of incentive stock options granted to a 10% stockholder). SARs may be granted in tandem with a stock option or may be freestanding. No SARs shall be exercisable earlier than six months after grant, except in the case of death or disability. SARs entitle the Participant to receive from the Company an amount equal to the increase of the fair market value of the Common Stock over the grant price upon exercise. Performance and restricted stock may be granted in the form of shares of Common Stock or share units having a value equal to an identical number of shares. The Omnibus Stock Plan Committee has sole discretion to establish the performance or restriction period, respectively, for these awards. SARs, performance stock and restricted stock may be settled in cash,

    Common Stock or a combination at the Omnibus Stock Plan Committee's sole discretion. The Board of Directors may amend or terminate the Omnibus Stock Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Omnibus Stock Plan to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934. The grant of awards under the Omnibus Stock Plan shall not exceed 1,850,000 shares of Common Stock. Shares subject to an award that expire unexercised, that are forfeited, terminated or cancelled, in whole or in part, or are paid in cash in lieu of shares, shall thereafter again be available for grant under the Omnibus Stock Plan. The number of shares available for grant includes 850,000 shares that became available for future awards upon the conversion of an equal number of options into SARs to be settled in cash. No Participant shall be granted stock options or SARs with respect to more than 350,000 shares in any year.

EMPLOYMENT CONTRACTS

  Stephen Mann

     Effective March 1995, Mr. Mann became Chairman of the Board of Directors and entered into an employment agreement under which he is paid $250,000 per annum. Mr. Mann's original three-year employment agreement has been extended through the date of the 2003 Annual Meeting of Stockholders. In the event of termination of the employment agreement by the Company without just cause, or if Mr. Mann resigns for good reason, Mr. Mann will continue to be paid his base salary until the end of the term provided for under the employment agreement.

COMPENSATION OF DIRECTORS

     Directors who are not compensated as officers of the Company during 2002 received an annual retainer of $13,500 and an additional $500 for each Board or Committee meeting attended. Effective with the Board of Directors meeting scheduled for May 28, 2003, the annual retainer will be increased to the following amounts: Messrs. DiBenedetto, Underberg and West -- $50,000 each, and Messrs. Roth, Fascitelli, Mandelbaum, Sonnenblick and Wight -- $30,000 each. Messrs. DiBenedetto, Underberg and West's annual retainers are reflective of their membership on the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has a Compensation Committee, consisting of Mr. Mann and Mr. DiBenedetto. There are no interlocking relationships involving the Company's Board which require disclosure under the executive compensation rules of the SEC. Mr. Mann also serves as Chairman of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Vornado owns 33.1% of the Company's Common Stock at December 31, 2002. Steven Roth is Chief Executive Officer and a director of the Company, the Managing General Partner of Interstate and the Chairman of the Board and Chief Executive Officer of Vornado. At December 31, 2002, Mr. Roth, Interstate and the other two general partners of Interstate, David Mandelbaum and Russell B. Wight, Jr. (who are also directors of the Company and trustees of Vornado) own, in the aggregate, 27.5% of the outstanding Common Stock of the Company, and 12.9% of the outstanding common shares of beneficial interest of Vornado.

     The Company is managed by and its properties are redeveloped and leased by Vornado, pursuant to management, leasing and development agreements with one-year terms expiring in March of each year which are automatically renewable. In conjunction with the closing of the $490,000,000 Lexington Avenue project construction loan (the "Construction Loan"), on July 3, 2002, these agreements were bifurcated to cover the Lexington Avenue property separately, and as to this project, the management and development agreements with Vornado were amended to provide for a term lasting until substantial completion of the property, with automatic renewals, and for the payment of the development fee upon the earlier of January 3, 2006 or the payment in full of the Construction Loan.

     Pursuant to the Construction Loan, Vornado has agreed to guarantee, among other things, the lien free, timely completion of the construction of the project and funding of project costs in excess of a stated loan budget, if not funded by the Company (the "Completion Guarantee"). The $6,300,000 estimated fee payable by the Company to Vornado for the Completion Guarantee is 1% of construction costs (as defined) and is due at the same time that the development fee is due. In addition, if Vornado should advance any funds under the Completion Guarantee in excess of the $26,000,000 currently available under the secured line of credit, as discussed below, interest on those advances would be at 15% per annum.

     The other fees payable by the Company to Vornado consist of (i) an annual management fee of $3,000,000 plus 3% of the gross income from the Kings Plaza Mall, (ii) a development fee equal to 6% of development costs, as defined, with a minimum guaranteed fee of $750,000 per annum, and (iii) a leasing fee. The development fee for the Lexington Avenue project is estimated to be approximately $26,300,000. At December 31, 2002, the Company owes Vornado $7,721,000 in development fees. The leasing fee to Vornado is equal to (i) 3% of the gross proceeds, as defined, from the sale of an asset and (ii) in the event of a lease or sublease of an asset, 3% of lease rent for the first ten years of a lease term, 2% of lease rent for the eleventh through the twentieth years of a lease term and 1% of lease rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by tenants. Such amount is payable annually in an amount not to exceed $2,500,000, until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid had it been paid at the time the transactions which gave rise to the commissions occurred. Pursuant to the leasing agreement, in the event third party real estate brokers are used, the fees to Vornado increase by 1% and Vornado is responsible for the fees to the third party real estate brokers. At December 31, 2002, the Company owes Vornado $410,000 in leasing fees.

     As of December 31, 2002, the Company was indebted to Vornado in the amount of $119,000,000 comprised of (i) $95,000,000 financing, and (ii) $24,000,000 under a $50,000,000 line
of credit (which carries a 1% unused commitment fee). The interest rate on the loan and line of credit is 12.48% and the maturity has been extended to the earlier of January 3, 2006 or the date the Construction Loan is repaid in full. The interest rate on the loan and line of credit will reset quarterly, using the same spread to treasuries as presently exists and a 3.00% floor for treasuries. The Company incurred interest (includes 1% unused commitment fee) on these loans of $15,547,000 for the year ended December 31, 2002.

     In July 2002, Alexander's Tower LLC, a wholly-owned subsidiary of the Company, purchased 28,821 square feet of air rights from the Lexington Avenue and 30th Street Venture owned by Vornado and an unrelated third party (the "30th Street Venture") for a purchase price of $3,459,000 ($120 per square foot). The Company purchased these air rights in order to increase the amount of square feet that it could develop for the residential portion of its Lexington Avenue Project to the maximum amount of air rights permitted for residential use by the New York City Zoning Code. The 30th Street Venture also identified third party buyers for 28,111 square feet of air rights which it owned. These third party buyers desired to use the air rights for the development of two projects located in upper Manhattan in the general area of 86th Street. However, the air rights held by the 30th Street Venture could not be transferred to the applicable sites because the sites were not within the required geographical limited radius nor were they in the same Community Board District as the 30th Street Venture. The 30th Street Venture asked the Company to sell 28,111 square feet of the Company's already owned air rights to these third party buyers (which could use them) and the 30th Street Venture would replace them with 28,111 square feet of the 30th Street Venture's air rights. In October 2002, the Company purchased these air rights from the 30th Street Venture in two transactions for an aggregate purchase price of $3,058,000 (an average of $109 per square foot). The Company then sold an equal amount of air rights it already owned at the Lexington Avenue Project, to the third party buyers for an aggregate sales price of $3,339,000 resulting in a gain of $169,000. Although the terms and conditions of the transactions with Vornado were not negotiated at arm's length, the Company believes based upon comparable transactions with third parties that the terms and conditions were fair to the Company.

     On August 30, 2002 the Company closed on the sale of its Third Avenue property, located in the Bronx, New York, to a third party. The 173,000 square foot property was sold for $15,000,000, resulting in a gain of $10,366,000. Included in the expenses relating to the sale, the Company paid a commission of $600,000, of which $350,000 was paid to Vornado pursuant to a leasing agreement between the companies.

     During the year ended December 31, 2002, Winston & Strawn, a law firm in which Mr. Underberg is a partner, performed legal services for the Company for which it was paid $480,000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of the New York Stock Exchange, as currently in effect. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board on May 31, 2000; a copy of the current Audit Committee Charter was attached to the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders.

     Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent annual audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

     In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the independent auditors the auditors' independence.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact "independent".

                                               RICHARD WEST
                                               THOMAS R. DIBENEDETTO
                                               NEIL UNDERBERG

           INFORMATION RESPECTING THE COMPANY'S INDEPENDENT AUDITORS

  Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2002, for professional services rendered for the audit of the Company's annual consolidated financial statements for that fiscal year and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $215,000.

  Financial Information Systems Design and Implementation Fees

     There were no fees billed to the Company by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2002.

  All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2002 were $71,000, including audit related services of $61,000 and non-audit services of $10,000. Audit related services generally include fees for stand-alone audits of subsidiaries and reviews of other filings with the SEC. Non-audit services generally include fees for tax consultations regarding return preparation and REIT tax law compliance.

  Retention of Independent Auditors for the Year 2003

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 2003. Deloitte & Touche LLP was engaged as independent auditors for the 2002 fiscal year, and representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                           INCORPORATED BY REFERENCE

     To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled "Compensation Committee Report on Executive Compensation", "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) and "Performance Graph" will not be incorporated unless provided otherwise in such filing.

                 ADDITIONAL MATTERS TO COME BEFORE THE MEETING

     The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote said proxy in accordance with his discretion on such matters.

      ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

     The Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an Annual Meeting of Stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the preceding year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws must be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019 between December 30, 2003 and January 29, 2004.

     Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company's Annual Meeting of Stockholders in 2004 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 31, 2003.

                                          By Order of the Board of Directors,

                                          Paul F. Larner
                                          Corporate Secretary

April 30, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                               ALEXANDER'S, INC.

                                     PROXY

    The undersigned stockholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of Alexander's, Inc., a Delaware corporation (the "Company"), to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 28, 2003, at 3:00 P.M., local time, any postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting, and any postponements and adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND OTHERWISE IN THE DISCRETION OF THE PROXY.

                (Continued and to be executed, on reverse side)

                          (Continued from other side)

1.   ELECTION OF DIRECTORS:
     The Board of Directors recommends a vote "FOR" election of the nominees for directors listed below.
     [ ]  FOR all nominees listed below
     [ ]  WITHHOLD AUTHORITY to vote for all nominees
     [ ]  FOR all nominees except the following:
     ------------------------------
     Nominees:  Steven Roth
                Arthur Sonnenblick
                Russell B. Wight, Jr.
     (each for a term ending at the Annual Meeting of
     Stockholders in 2006 and until their successors are duly
     elected and qualified)
     ------------------------------------------------------------

                                              Address Change and/or Comments [ ]


                                              Please date and sign exactly as
                                              your name or names appear
                                              hereon. Each joint owner must
                                              sign (Officers, Executors,
                                              Administrators, Trustees, etc.
                                              will kindly so indicate when
                                              signing).

                                              Dated

       ------------------------------------------------------------------------,
                                              2003

                                              --------------------------------
                                                        Signature of Stockholder

                                              --------------------------------
                                                      Signature, if held jointly

                                              INDICATE YOUR AUTHORIZATION IN
                                              BLACK OR BLUE INK. [X]

 PLEASE AUTHORIZE YOUR PROXY, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.